EX-99(h)(7)

AMENDMENT TO

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Amendment (“Amendment”) dated as of October 12, 2023 (the “Effective Date”) is made by and among each of Cayman Commodity-MFS, LLC Goldman Sachs Trust, Goldman Sachs Variable Insurance Trust, Goldman Sachs ETF Trust, Goldman Sachs ETF Trust II and Goldman Sachs Real Estate Diversified Income Fund, separately and not jointly (collectively, the “Funds”), and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A. BNY Mellon and the Funds are parties to that certain Fund Administration and Accounting Agreement dated as of April 5, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) relating to BNY Mellon’s provision of services to the Funds and each Series or subsidiary of a Series or a Fund, as applicable, listed on Exhibit A to the Agreement, as such Exhibit A may be amended from time to time.

B. The parties desire to amend the Agreement as set forth herein.

TERMS:

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, and intending to be legally bound, the parties agree as follows:

1. The Agreement is hereby amended as of the Effective Date by adding the following to Schedule I (Administrative Services):

Calculation and Invoicing of Variable Expenses (“Expense Calc Services”):

•	BNYM will independently calculate the monthly fees for Goldman Sachs as it relates to their management fees, expense reimbursements, transfer agent fees and distribution service fees (as applicable).

•	BNYM will prepare invoice and provide calculation report and invoice to Goldman Sachs for review and approval.

2. The Agreement is hereby amended as of the Effective Date by adding the following to Schedule IV (ETF Services):

Calculation and Invoicing of Variable Expenses (“Expense Calc Services”):

•	BNYM will independently calculate the monthly fees for Goldman Sachs as it relates to their management fees, expense reimbursements, transfer agent fees and distribution service fees (as applicable).

•	BNYM will prepare invoice and provide calculation report and invoice to Goldman Sachs for review and approval.

3. Miscellaneous

(a) Capitalized terms not defined in this Amendment have their respective meanings as defined in the Agreement.

(b) As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control with respect to the subject matter of this Amendment. From and after the Effective Date, any reference to the Agreement shall be a reference to the Agreement as amended hereby.

(c) The Agreement, as amended hereby, together with its Exhibits and Schedules, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d) The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

(e) The Agreement, as amended hereby, together with its Exhibits and Schedules, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(f) This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

[Remainder of page intentionally left blank]

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the Effective Date. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

CAYMAN COMMODITY-MFS, LLC

By:	/s/ Chris Bradford
Name: Chris Bradford
Title: Director

GOLDMAN SACHS TRUST

On behalf of each of its Series and their wholly owned subsidiaries identified on Exhibit A attached hereto

By:	/s/ Chris Bradford
Name: Chris Bradford
Title: Vice President

GOLDMAN SACHS VARIABLE
INSURANCE TRUST

On behalf of each of its Series identified on
Exhibit A attached hereto

By:	/s/ Chris Bradford
Name: Chris Bradford
Title: Vice President

GOLDMAN SACHS ETF TRUST

On behalf of each of its Series identified on
Exhibit A attached hereto

By:	/s/ Chris Bradford
Name: Chris Bradford
Title: Vice President

GOLDMAN SACHS ETF TRUST II
On behalf of each of its Series identified on
Exhibit A attached hereto

By:	/s/ Chris Bradford
Name: Chris Bradford
Title: Vice President

GOLDMAN SACHS REAL ESTATE
DIVERSIFIED INCOME FUND

On behalf of itself and each of DIF Investments
LLC, DIF Investments II LLC and DIF
Investments III LLC

By:	/s/ Chris Bradford
Name: Chris Bradford
Title: Vice President

THE BANK OF NEW YORK MELLON

By:	/s/ Karen S. Vavra
Name: Karen S. Vavra
Title: Senior Director

EXHIBIT A

(Amended and Restated as of October 12, 2023)

CAYMAN COMMODITY-MFS, LLC1

GOLDMAN SACHS TRUST

Goldman Sachs Large Cap Core Fund1

Goldman Sachs China Equity Fund1

Goldman Sachs Concentrated Growth Fund1

Goldman Sachs Dynamic Municipal Income Fund1 3

Goldman Sachs Emerging Markets Equity Ex. China Fund1

Goldman Sachs Emerging Markets Equity Fund1

Goldman Sachs Emerging Markets Equity Insights Fund1

Goldman Sachs Enhanced Dividend Global Equity Portfolio1

Goldman Sachs Equity Income Fund1

Goldman Sachs ESG Emerging Markets Equity Fund1

Goldman Sachs Financial Square Federal Instruments Fund

Goldman Sachs Financial Square Government Fund

Goldman Sachs Financial Square Money Market Fund

Goldman Sachs Financial Square Prime Obligations Fund

Goldman Sachs Financial Square Treasury Instruments Fund

Goldman Sachs Financial Square Treasury Obligations Fund

Goldman Sachs Financial Square Treasury Solutions Fund

Goldman Sachs Flexible Cap Fund1 Goldman Sachs Focused Value Fund1

Goldman Sachs Global Infrastructure Fund1

Goldman Sachs Global Real Estate Securities Fund1

Goldman Sachs Mid Cap Growth Fund1

Goldman Sachs High Yield Municipal Fund1 3

Goldman Sachs International Equity ESG Fund1

Goldman Sachs International Equity Income Fund1

Goldman Sachs International Equity Insights Fund1

Goldman Sachs International Small Cap Insights Fund1

Goldman Sachs International Tax-Managed Equity Fund1

Goldman Sachs Investor Money Market Fund

Goldman Sachs Investor Tax-Exempt Money Market Fund

Goldman Sachs Large Cap Growth Insights Fund1

Goldman Sachs Large Cap Value Fund1

Goldman Sachs Large Cap Value Insights Fund1

Goldman Sachs Managed Futures Strategy Fund1

Goldman Sachs Mid Cap Value Fund1

Goldman Sachs Municipal Income Completion Fund1 3

Goldman Sachs Short Duration Tax-Free Fund1 3

Goldman Sachs Real Estate Securities Fund1

Goldman Sachs Small Cap Equity Insights Fund1

Goldman Sachs Small Cap Growth Fund1

Goldman Sachs Small Cap Growth Insights Fund1

Goldman Sachs Small Cap Value Fund1

Goldman Sachs Small Cap Value Insights Fund1

Goldman Sachs Small/Mid Cap Growth Fund1

Goldman Sachs Small/Mid Cap Value Fund1

Goldman Sachs Strategic Growth Fund1

Goldman Sachs Tax-Advantaged Global Equity Portfolio1

Goldman Sachs Technology Opportunities Fund1

Goldman Sachs U.S. Equity ESG Fund1

Goldman Sachs U.S. Equity Insights Fund1

Goldman Sachs U.S. Tax-Managed Equity Fund1

GOLDMAN SACHS VARIABLE INSURANCE TRUST

Goldman Sachs Variable Insurance Trust - Goldman Sachs Core Fixed Income Fund1 3

Goldman Sachs Variable Insurance Trust - Goldman Sachs Trend Driven Allocation Fund 1

Goldman Sachs Variable Insurance Trust - Goldman Sachs Government Money Market Fund

Goldman Sachs Variable Insurance Trust - Goldman Sachs Mid Cap Growth Fund1

Goldman Sachs Variable Insurance Trust - Goldman Sachs International Equity Insights Fund1

Goldman Sachs Variable Insurance Trust - Goldman Sachs Large Cap Value Fund1

Goldman Sachs Variable Insurance Trust - Goldman Sachs Mid Cap Value Fund1

Goldman Sachs Variable Insurance Trust - Goldman Sachs Multi-Strategy Alternatives Portfolio1

Goldman Sachs Variable Insurance Trust - Goldman Sachs Small Cap Equity Insights Fund1

Goldman Sachs Variable Insurance Trust - Goldman Sachs Strategic Growth Fund1

Goldman Sachs Variable Insurance Trust - Goldman Sachs U.S. Equity Insights Fund1

GOLDMAN SACHS ETF TRUST

Goldman Sachs Access Emerging Markets Local Currency Bond ETF*

Goldman Sachs Access Emerging Markets USD Bond ETF3

Goldman Sachs Access High Yield Corporate Bond ETF3

Goldman Sachs Access Inflation Protected USD Bond ETF

Goldman Sachs Access Investment Grade Corporate Bond ETF3

Goldman Sachs Access Treasury 0-1 Year ETF Goldman Sachs Access China Bond ETF*

Goldman Sachs Access Investment Grade Corporate 1-5 Year Bond ETF3

Goldman Sachs Access Investment Grade Corporate 10+ Year Bond ETF*

Goldman Sachs Access Total Bond Market ETF*

Goldman Sachs Access U.S. Aggregate Bond ETF3

Goldman Sachs Access U.S. Treasury Bond ETF*

Goldman Sachs Access Ultra Short Bond ETF3

Goldman Sachs ActiveBeta® Emerging Markets Equity ETF

Goldman Sachs ActiveBeta® Europe Equity ETF

Goldman Sachs ActiveBeta® International Equity ETF

Goldman Sachs ActiveBeta® Japan Equity ETF

Goldman Sachs ActiveBeta® Paris-Aligned Climate U.S. Large Cap Equity ETF

Goldman Sachs ActiveBeta® U.S. Large Cap Equity ETF

Goldman Sachs ActiveBeta® U.S. Low Vol Plus Equity ETF*

Goldman Sachs ActiveBeta® U.S. Small Cap Equity ETF

Goldman Sachs Bloomberg Clean Energy Equity ETF

Goldman Sachs Equal Weight U.S. Large Cap Equity ETF

Goldman Sachs Future Consumer Equity ETF

Goldman Sachs Future Health Care Equity ETF

Goldman Sachs Future Planet Equity ETF

Goldman Sachs Future Real Estate and Infrastructure Equity ETF

Goldman Sachs Future Tech Leaders Equity ETF

Goldman Sachs Hedge Industry VIP ETF

Goldman Sachs Innovate Equity ETF

Goldman Sachs JUST U.S. Large Cap Equity ETF

Goldman Sachs MarketBeta® Emerging Markets Equity ETF

Goldman Sachs MarketBeta® International Equity ETF

Goldman Sachs MarketBeta® International Small Cap Equity ETF*

Goldman Sachs MarketBeta® U.S. Equity ETF

Goldman Sachs ActiveBeta® World Low Vol Plus Equity ETF

Goldman Sachs Paris-Aligned Climate High Yield Corporate Bond ETF3*

Goldman Sachs Community Municipal Bond ETF3

Goldman Sachs ActiveBeta® Paris-Aligned Climate Emerging Markets Equity ETF*

Goldman Sachs ActiveBeta® Paris Aligned Climate International Equity ETF*

Goldman Sachs MarketBeta® U.S. Small Cap Equity ETF*

Goldman Sachs ActiveBeta® Emerging Markets Low Vol Plus Equity ETF*

Goldman Sachs Access Treasury 0-6 Month ETF*

Goldman Sachs Defensive Equity ETF

Goldman Sachs North American Pipelines & Power Equity ETF Goldman Sachs Nasdaq-100 Core Premium Income ETF*

Goldman Sachs S&P 500 Core Premium Income ETF*

Goldman Sachs Small Cap Core Equity ETF

GOLDMAN SACHS ETF TRUST II

Goldman Sachs MarketBeta® U.S. 1000 Equity ETF

Goldman Sachs MarketBeta® Total International Equity ETF

GOLDMAN SACHS REAL ESTATE DIVERSIFIED INCOME FUND1

DIF Investments LLC, a wholly-owned subsidiary1 4

DIF Investments II LLC, a wholly-owned subsidiary1 4

DIF Investments III LLC, a wholly-owned subsidiary1 4

GS REIT OPERATING PARTNERSHIP L.P.2 4

GS REIT FI TRS LTD.2 4

*	The Fund has not yet commenced operations. Goldman Sachs Asset Management will provide notice to BNY Mellon to commence services upon the Fund’s launch.
[1]	BNY Mellon shall provide the services set forth in Schedules I and II to the Agreement except that BNY Mellon shall not provide, and the Fund shall not receive, the following services:

•

Schedule I – item number 2 (Provide monthly and weekly, or as mutually agreed by the parties, portfolio holdings information and other information required to be posted on the Fund’s website pursuant to Rule 2a-7(c)(12) under the 1940 Act)

•	Schedule II –

•	Section I, item 5 (Daily Yields) and item 6 (Prepare Money Market Fee Waiver Spreadsheet as requested by Fund Controllers);

•	Section II; and

•	Section III, item 11 (Monthly Money Market Fee Waiver Spreadsheet in agreed-upon format as requested by Fund Controllers).

For clarity, Schedules III and IV to the Agreement do not apply.

[2]	BNY Mellon shall provide the services set forth in Schedules I and II to the Agreement except that BNY Mellon shall not provide, and the Fund shall not receive, the following services:

•	Expense Budgeting services as set forth in the amendment to the Agreement dated January 6, 2016

•	Calculation and invoicing of variable expenses

•	Calculation of net asset value per share

•	Schedule I –

•

Item 1 (Subject to approval by the Fund Controllers team and legal counsel, coordinate the preparation, filing, printing and dissemination of periodic reports and other information to the SEC and the Fund’s shareholders, including annual and semi-annual reports to shareholders, Form N-CEN, Form N-CSR, Form N-PORT, and notices pursuant to Rule 24(f)-2);

•

Item 2 (Provide monthly and weekly, or as mutually agreed by the parties, portfolio holdings information and other information required to be posted on the Fund’s website pursuant to Rule 2a-7(c)(12) under the 1940 Act);

•	Item 3 (Prepare statistical reports for outside information services as mutually agreed by the parties);

•	Item 4 (Prepare reports to rating agencies, including Standard & Poors, Moody’s and Fitch);

•	Item 5 (Attend shareholder and Board meetings as requested from time to time); and

•	Item 7 (Provide wash sale reporting on a periodic basis)

•	Schedule II –

•	Section I, item 3 (Statement of net asset value per share), item 5 (Daily yields), and item 6 (Prepare Money Market Fee Waiver Spreadsheet as requested by Fund Controllers)

•	Section II

•

Section III, item 4 (Subscriptions Journal), item 5 (Redemptions Journal), item 8 (Open Subscriptions/Redemption Reports), item 10 (Broker Net Trades Reports), and item 11 (Monthly Money Market Fee Waiver Spreadsheet in agreed upon format as requested by Fund Controllers)

•	Section V, item 5 (Capital stock sold) and item 6 (Capital stock redeemed)

For clarity, (1) Schedules III and IV to the Agreement do not apply and (2) services specifically related to investment companies registered under the 1940 Act do not apply.

[3]	The service set forth in section (o) of Schedule IV will apply.
[4]	Will not receive Expense Calc Services.

A-4